                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-122226) of our report dated August 18, 2004, which appears on page F-2 of the annual report on Form 10-K of NuC0(2) Inc. for the year ended June 30, 2004, and to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ Margolin, Winer & Evens LLP

MARGOLIN, WINER & EVENS LLP

Garden City, New York
February 28, 2005